SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                                  May 22, 2003
               (Date of Report (Date of Earliest Event Reported))

                         GALYAN'S TRADING COMPANY, INC.
             (Exact Name of Registrant as Specified in Its Charter)

          Indiana                      000-32911              35-1529720
(State or Other Jurisdiction          (Commission           (IRS Employer
     of Incorporation)                File Number)       Identification Number)


                2437 East Main Street
                 Plainfield, Indiana                          46168
      (Address of Principal Executive Offices)              (Zip Code)

                                 (317) 532-0200
              (Registrant's Telephone Number, Including Area Code)

Item 9.  Regulation FD Disclosure.

On May 22, 2003, Galyan's Trading Company, Inc. issued a press release reporting its earnings for the fiscal first quarter ended May 3, 2003. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The earnings release contains a non-GAAP financial measure. A non-GAAP financial measure is a numerical measure of a company's historical or future financial performance, financial position or cash flows that (i) excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statement of income, balance sheet or statement of cash flows (or equivalent statements) of the company; or (ii) includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented.

The non-GAAP financial measure used by Galyan's in the earnings press release is net loss for the first fiscal quarter excluding the impact of Emerging Issues Task Force Consensus No. 02-16 "Accounting by a Customer (Including a Reseller) for Certain Consideration Received from a Vendor" (EITF 02-16).

EITF 02-16 addresses the classification of cash consideration received from vendors, which is predominately for cooperative advertising, promotions, and volume related purchases, as either a reduction to advertising expense or an adjustment to cost of sales. Previously Galyan's treated all advertising allowances as reductions in selling, general and administrative expenses. Under EITF 02-16, it is presumed that amounts received from vendors should be considered a reduction of the cost of merchandise unless certain restrictive criteria are met. Amounts received from vendors that do meet the restrictive criteria under EITF 02-16 continue to be treated as a reduction to selling, general and administrative expenses.

Based on the transition rules that Galyan's must follow it is required to implement EITF 02-16 for new arrangements or modifications to existing arrangements entered into after December 31, 2002. Consequently, as set forth in the earnings release, the implementation of EITF 02-16 increased the first quarter fiscal 2003 net loss by $282,000 (net of tax), or by $0.02 per share. Management believes that presentation of this non-GAAP financial measure is useful to investors because it facilitates accurate comparisons of Galyan's financial results with previous financial results to which EITF 02-16 did not apply. Additional detail with respect to the impact of EITF 02-16 is set forth below.


 For Quarter Ended May 3, 2003                      May 3, 2003                    Pro Forma May 3, 2003
(in thousands, except per share data)               as reported       Adjustment     excluding impact
                                                     under GAAP     for EITF 02-16     of EITF 02-16
                                                   --------------   --------------    --------------
Net sales                                          $      129,564   $           --    $      129,564
Cost of sales                                              95,920              234            96,154
                                                   --------------   --------------    --------------
Gross profit                                               33,644             (234)           33,410
Selling, general and administrative expenses               37,476             (704)           36,772
                                                   --------------   --------------    --------------
Operating loss                                             (3,832)             470            (3,362)
Interest expense                                              467               --               467
Interest income                                               (22)              --               (22)
                                                   --------------   --------------    --------------
Loss before income tax (benefit) expense                   (4,277)             470            (3,807)
Income tax (benefit) expense                               (1,711)             188            (1,523)
                                                   --------------   --------------    --------------
Net loss                                           $       (2,566)  $          282    $       (2,284)
                                                   ==============   ==============    ==============
Basic and diluted loss per common share            $        (0.15)  $         0.02    $        (0.13)
                                                   ==============   ==============    ==============
Shares used in calculating basic
  and diluted loss per common share                    17,089,452       17,089,452        17,089,452
                                                   ==============   ==============    ==============

The information contained in this report on Form 8-K is being furnished pursuant to "Item 12. Results of Operations and Financial Condition" under "Item 9. Regulation FD Disclosure" of Form 8-K as directed by the U.S. Securities and Exchange Commission in Release No. 33-8216. The information shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference to such filing.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       GALYAN'S TRADING COMPANY, INC.

                                       By: /s/  EDWARD S. WOZNIAK
                                           -------------------------------------
                                          Name:  Edward S. Wozniak
                                          Title: Senior Vice President and CFO

Date: May 22, 2003


Exhibit Index

    99.1  Press Release of Galyan's Trading Company, Inc. on May 22, 2003.